Exhibit 4.5

NEITHER THIS WARRANT NOR THE COMMON STOCK FOR WHICH IT MAY BE EXERCISED HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS, AND NEITHER MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR UNLESS SOLD PURSUANT TO AN EXEMPTION THEREFROM. EACH WARRANT HOLDER SHOULD CONSULT ITS OWN COUNSEL AS TO THE APPLICABILITY OF SECTION 1145 OF THE UNITED STATES BANKRUPTCY CODE ON THE TRANSFERABILITY OF THIS WARRANT AND THE COMMON STOCK. THIS WARRANT AND THE COMMON STOCK FOR WHICH IT MAY BE EXERCISED ARE ALSO SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 4 HEREOF.

Warrant No.______________                   Issue Date: _____________, 1996
_____________ Shares                             Farmington Hills, Michigan

                       WARRANT TO PURCHASE COMMON STOCK

                                      OF

                       DATA SYSTEMS NETWORK CORPORATION

THIS WARRANT SHALL NOT BE VALID UNLESS THE ATTACHED ACCEPTANCE FORM IS EXECUTED AND RETURNED WITHIN SIXTY (60) DAYS OF THE ISSUE DATE SIGNED BY THE REGISTERED HOLDER.

         This certifies that for value received, ________________ (Address:
_________________________) ("Registered Holder"), is entitled, subject to the terms set forth below, to purchase from Data Systems Network
Corporation, a Michigan corporation ("Company"), ________ shares of the Common Stock of the Company for a price of $.006 per share.

         1.      Adjustment to Number of Shares of Common Stock.

                 (a) For the purposes of this Warrant, "Common Stock" shall mean the common stock of the Company authorized and issued pursuant to the Debtor's Third Amended Plan of Reorganization dated January 29, 1992 in that certain bankruptcy case styled In re Data Systems Network Corporation, Case No. 91-09916-S (Bankr. E.D. Mich. 1991).

                 (b) If the Company (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock, (v) issues by reclassification of its Common Stock any shares of its capital stock, or (vi) distributes shares of Common Stock or other capital stock of the Company, or warrants or options for such Common Stock or capital stock for less than $0.117 per share (subject to change after any Adjustment), other than warrants or options distributed pursuant to a bona fide employee incentive program, then the purchase privilege under this Warrant for the Common Stock in effect immediately prior to such action shall be adjusted so that the Registered Holder shall, upon exercise of this Warrant, receive the number and kind of shares of capital stock of the Company which the Registered Holder would have owned immediately following such action if he had exercised the Warrant immediately prior to such action. No fractional shares shall be issued upon the exercise of this Warrant; instead, the number of shares issuable upon exercise shall be rounded down to the nearest whole share. Such an adjustment (an "Adjustment") shall become effective (1) immediately after the record date in the case of a dividend or distribution, and (2) immediately after the effective date in the case of a subdivision, combination or reclassification.

                 (c) If, after an Adjustment, the Registered Holder may, upon exercise of the Warrant, receive shares of two or more classes of capital stock of the Company, then (i) the Company shall determine the allocation of the capital stock to be issued and delivered to the Registered Holder upon exercise of the Warrant in such a manner as to ensure that the economic interest of the capital stock to which the Registered Holder is entitled pursuant to this Warrant shall remain substantially the same as if the Adjustment had not occurred, and (ii) after such allocation, the purchase privilege under this Warrant of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Paragraph 1.

                 (d)     Within thirty (30) business days of the
effectiveness of an Adjustment, the Company shall send written notice of such Adjustment and its impact on the Warrant to the Registered Holder.

                 (e) If the Company is a party to a consolidation, merger, transfer or lease which reclassifies or changes its outstanding Common Stock (a "Reclassification Event"), the Company shall, within thirty
(30) business days following the effective date of the Reclassification Event, issue a new warrant to the Registered Holder (a "New Warrant"), which New Warrant shall entitle the Registered Holder, upon exercise thereof, to receive the kind and amount of securities, cash or other assets which he would have owned immediately after the effective date of the Reclassification Event if he had exercised the Warrant immediately before the effective date of the Reclassification Event. The New Warrant shall provide for substantially the same Adjustment and other terms and conditions as the Warrant.

         2. Exercise. This warrant may be exercised on any business day for the full number of shares of Common Stock or other capital stock of the Company to which this Warrant entitles the Registered Holder by surrendering this Warrant to the Company with the subscription form duly executed and payment of the exercise price of $.006 per share. Within five (5) days following the Company's receipt of the Warrant and subscription form and payment of the exercise price, the Company shall requisition from the transfer agent of the Common Stock a certificate for the number of shares of Common Stock or other capital stock issuable upon such exercise. The
Company agrees that the shares of Common Stock to be delivered upon exercise of this Warrant as provided herein shall, at the time of issuance, be fully paid and nonassessable and free from all liens and charges with respect to the acquisition thereof.

         3. Reservation of Shares. The Company shall at all times reserve and keep available for issue upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other capital stock as will be sufficient to permit the exercise in full of this Warrant.

         4. Transfer and Exchange. This Warrant and the Common Stock or other capital stock which the Registered Holder receives upon an exercise of this Warrant are not transferable, except with the consent of Company, until November 15, 1996. Transferability thereafter shall be subject to the restrictions set forth in Section 5 of this Warrant. In no event shall this Warrant be transferrable other than in its entirety.

         5. Restrictions on Transfer of Common Stock. The Registered Holder of this Warrant, by acceptance hereof, acknowledges and agrees that this Warrant and Common Stock to be issued pursuant hereto have not been registered under the Securities Act of 1933, as amended, or any state securities act, and may not be sold, assigned or otherwise transferred unless done so under an effective registration statement under each applicable securities act or law or an exemption therefrom, and that the Common Stock to be issued under this Warrant will bear a restrictive legend to this effect. The Company shall have no obligation to register the shares issuable or issued upon exercise of this Warrant or to pay any tax which may be payable in respect of any transfer of this Warrant or the shares issuable or issued upon exercise of this Warrant. The Registered Holder of the Warrant by acceptance hereof agrees that it will promptly notify the Company upon the transfer of the Warrant. Each warrant holder should consult its own counsel as to the applicability of Section 1145 of the United States Bankruptcy Code on the transferability of this warrant and the common stock.

         6.      Notices.   All notices and other communications from the
Company to the Registered Holder of this Warrant shall be mailed by overnight courier or first-class registered or certified mail, postage prepaid, to the address set forth on page one of this Warrant, or such other address as shall be furnished to the Company in writing by the Registered Holder. All notices and other communications from the Registered Holder to the Company shall be mailed by overnight courier or first-class registered or certified mail, postage prepaid, to the address set forth under the signature line of this Warrant, or to such other address as shall be furnished by the Company in writing to the Registered Holder. Notice shall be deemed given one day after mailing, if sent by overnight courier, and upon actual receipt, if sent by registered or certified mail.

         7. Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         8. Lost or Stolen Warrants. In case any Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Warrant of like date, tenor, and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or in lieu of any Warrant lost, stolen or destroyed, upon the holder of the Warrant providing an indemnity agreement or bond reasonably satisfactory to the Company.

         9. Rights as Shareholder. The holder of this Warrant shall have no rights as a shareholder of the Company with respect to any of the shares of Common Stock covered by this Warrant until the proper exercise of this Warrant, and then the holder shall have shareholder rights only with respect to the shares issuable upon such exercise. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date of exercise, except as provided in paragraph 1 above.

         10. Law Governing. Except to the extent governed by federal law, this Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Michigan.


                            DATA SYSTEMS NETWORK CORPORATION


                        By:
                           ------------------------------------

                       Its:
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                                  ACCEPTANCE


         The undersigned accepts Data Systems Network Corporation's Warrant
No.      for      shares of Common Stock on the terms and conditions
specified in the Warrant.


Date:                                   --------------------------------
                                        (Signature of Registered Owner)


                                        --------------------------------
                                        (Sreet Address)


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                                        (City, State, Zip Code)







                               SUBSCRIPTION FORM

                (To be executed only upon exercise of Warrant)


         The undersigned registered owner of this Warrant irrevocably
exercises this Warrant for the purchase of       shares of Common Stock of
Data Systems Network Corporation all on the terms and conditions specified in the Warrant.


Date:                             ------------------------------------
                                  (Signature of Registered Owner)

                                  ------------------------------------
                                  (Street Address)

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                                  (City, State, Zip Code)